Exhibit 10.6
SUMMARY SHEET OF EXECUTIVE CASH COMPENSATION
This Summary Sheet contains (i) the 2023 annual base salary rates and target percentages adopted on February 22, 2023 under the Key Officers Incentive Plan (“KOIP”) for our Named Executive Officers, except for Benjamin M. Burns, whose salary and target percentage were adopted on June 21, 2023, and (ii) the 2024 annual base salary rates and target percentages adopted on February 26, 2024 under the KOIP for our Named Executive Officers, except for Karl G. Glassman, whose salary and target percentage were adopted on May 20, 2024.

Named Executive Officers[1]	2023 Annual Base Salary Rate	2024 Annual Base Salary Rate
Karl G. Glassman[2], President & CEO	$750,000	$1,275,000

Benjamin M. Burns[3], EVP & CFO	$500,000	$550,000

J. Tyson Hagale, EVP, President – Bedding Products	$560,000	$580,000

[1]
J. Mitchell Dolloff was the Company’s President & CEO, until he departed the Company on May 20, 2024. His annual base salary rate was $1,120,000 in 2023 and in 2024 until his departure. The Company and Mr. Dolloff entered into a Transition and Consulting Agreement (“Agreement”) whereby the Company agreed to pay Mr. Dolloff consulting fees of $1,120,000 during a one-year term ending May 20, 2025. The Agreement was filed May 21, 2024 as Exhibit 10.4 to the Company’s Form 8-K.

Scott S. Douglas was the Company’s SVP & General Counsel through December 31, 2023 and retired from the Company on February 2, 2024. He received an annual base salary of $502,000 in 2023. Mr. Douglas’ annual base salary rate was reduced to $251,000 from January 1, 2024 until his retirement date.

Steven K. Henderson was the Company’s EVP, President – Specialized Products and Furniture, Flooring & Textile Products until his retirement on April 1, 2024. He received an annual base salary of $560,000 in 2023 and in 2024 until his retirement.

Jeffrey L. Tate was the Company’s EVP & CFO, until he departed the Company on June 21, 2023. His annual base salary rate was $627,000 in 2023 until his departure.

Messrs. Dolloff, Tate, Henderson and Douglas were listed as Named Executive Officers in the Company’s 2024 proxy statement. None of these executives are currently employed by the Company.

[2]	Mr. Glassman served as the Company’s Executive Chairman of the Board from 2022 until his retirement on May 4, 2023. His 2023 annual base salary rate was $750,000 until his retirement date. On May 20, 2024, the Company’s Board of Directors appointed Mr. Glassman as President & CEO. His 2024 annual base salary rate is $1,275,000 beginning May 20, 2024.

[3]	Mr. Burns was appointed EVP & CFO on June 21, 2023. His 2023 base salary rate was increased from $350,000 to $500,000, effective June 26, 2023.
As described below the Named Executive Officers were generally eligible to receive an annual cash incentive for 2023 and Messrs. Glassman, Burns, Hagale, and Dolloff will be eligible to receive an annual cash incentive for 2024 under the KOIP (filed February 28, 2024, as Exhibit 10.2 to the Company’s Form 8-K).   The 2023 KOIP Award Formula is attached as Exhibit 10.1 to the Company’s Form 8-K filed March 10, 2023. The 2024 KOIP Award Formula is attached as Exhibit 10.3 to the Company’s Form 8-K filed February 28, 2024. The cash award for 2023 was calculated, and for 2024 generally will be calculated, by multiplying the executive’s annual base salary at the end of the KOIP plan year by a percentage set by the Human Resources and Compensation Committee (the “Target Percentage”), then applying the award formula adopted by the Human Resources and Compensation Committee for the respective year. The Award Formulas in 2023 and 2024 established two performance criteria: (i) Earnings Before Interest, Taxes, Depreciation and Amortization (65% Relative Weight) and Cash Flow for Messrs. Glassman, Burns, and Dolloff, or Free Cash Flow for Mr. Hagale (35% Relative Weight).

The Target Percentages for 2023 and 2024 for our Named Executive Officers are shown in the following table.

Named Executive Officers[1]	2023 KOIP Target Percentage	2024 KOIP Target Percentage
Karl G. Glassman[2], President & CEO	100%	135%

Benjamin M. Burns[3], EVP & CFO	80%	80%

J. Tyson Hagale, EVP, President – Bedding Products	80%	80%

[1]	J. Mitchell Dolloff had 2023 and 2024 KOIP Target Percentages of 125% and 135%, respectively. Mr. Dolloff’s payout under the KOIP will be prorated to reflect his partial year of employment in 2024. Scott S. Douglas had a 2023 KOIP Target Percentage of 70%. Steven K. Henderson had a 2023 KOIP Target Percentage of 80%. Jeffrey L. Tate had a 2023 KOIP Target Percentage of 80% which pursuant to a mutual separation agreement, he received a lump sum payment equal to one-half the amount he otherwise would have received had he remained employed through December 31, 2023. Messrs. Douglas, Henderson, and Tate will not participate in the KOIP in 2024.

[2] [3]
Mr. Glassman had a 2023 KOIP Target Percentage of 100% and his incentive payment was prorated through his retirement date of May 4, 2023. Mr. Glassman was appointed President & CEO on May 20, 2024, at which time his 2024 KOIP Target Percentage was set at 135%. His payout under the KOIP will be prorated to reflect his partial year of employment in 2024.

Mr. Burns was appointed EVP & CFO on June 21, 2023. His 2023 KOIP Target Percentage was increased from 50% to 80% at that time, which was prorated for the year.

3